Exhibit 99.1

LEAPFROG REPORTS THIRD QUARTER 2010 NET SALES UP 23%, NET INCOME

MORE THAN DOUBLES

Reaffirms Full Year 2010 Guidance

EMERYVILLE, California—November 1, 2010—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the third quarter ended September 30, 2010.

Highlights of third quarter 2010 results compared to third quarter 2009 results:

•	Net sales were $138 million, up 23%.

•	Net income per share was $0.24, an increase of $0.13 per share.

•	Retail point-of-sale, or POS, dollars[1] were up 6% in the U.S. for the 39-weeks ended October 2, 2010 compared to the 39-weeks ended October 3, 2009.

“We have good momentum as we head into the critical holiday season,” said Bill Chiasson, Chief Executive Officer. “Globally, our point-of-sale results are strong, aided by the recent introduction of the highly innovative Leapster Explorer™ Mobile Learning System, as well as the continued growth of the Tag™ Reading System. Additionally, we continue to grow our Learning Path ecosystem, which now has about 4 million connected customers, to create unique and personalized communications. This is up from approximately 3 million connected consumers as we entered the year. As a result, we are poised to deliver strong sales growth for the year, as well as improved profitability.”

Third Quarter 2010 Financial Overview

Net sales for the quarter were $138.0 million, up 23% compared to $111.9 million for the same quarter a year ago. Strong Leapster Explorer sales, continued strength in the learning toy line aided by the introduction of several new products, including My Own Leaptop™, and broader retail distribution drove the sales growth.

Net sales from the United States segment for the quarter were $110.8 million, up 23% compared to $89.9 million a year ago. Net sales from the international segment were $27.2 million for the quarter, up 23% compared to $22.1 million a year ago, and were unaffected by changes in foreign currency exchange rates.

Income from operations for the quarter was $16.2 million, an improvement of $7.2 million, or 79%, compared to $9.1 million a year ago.

[1]	Please see Retail Point-of-Sale Dollars below for an explanation of this operating metric.

LeapFrog Enterprises, Inc.

Financial Outlook

“Our third quarter sales growth reflects the breadth of our product portfolio and continued momentum of the Leapster Explorer platform,” said Mark Etnyre, Chief Financial Officer. “The sales growth, combined with our ongoing cost discipline, contributed to the significant earnings per share improvement.”

We are reaffirming our full year 2010 guidance and continue to expect:

•	Net sales to increase 15% to 20% compared to 2009;

•	Gross margin to be between 41% and 43%;

•	Significant operating expense leverage; and

•	Net income per share to be between $0.20 and $0.30 compared to a net loss per share of $0.04 in 2009.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss third quarter 2010 financial results on November 1, 2010, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast and can be accessed at LeapFrog’s investor web site at www.leapfroginvestor.com. To participate in the call, please dial (706) 634-0183 and request conference ID 19390925. A replay of the call will be available for one month. To access the replay, please dial (706) 645-9291 and use conference ID 19390925.

Description of Retail Point-of-Sale Dollars

Retail point-of-sale, or POS, dollars is a non-audited operating metric that represents a measure of U.S. retailers’ sales of LeapFrog products to consumers. Retail point-of-sale dollars differs significantly from LeapFrog’s reported net sales, which reflect all products sold by LeapFrog to its retailer customers in all markets and also includes other sources of revenue. The point-of-sale data, based on retail prices, is provided to LeapFrog by retailers and also includes sales through online retailers and our online retail store at LeapFrog.com. LeapFrog believes this represents approximately 95% of our U.S. retailers’ dollar sales of LeapFrog products to consumers, based on historical shipments by us to such retailers. LeapFrog management uses point-of-sale data to evaluate the retail channel sales environment and develop net sales forecasts. Results for retail point-of-sale dollars are for the 39-weeks ended October 2, 2010 and the 39-weeks ended October 3, 2009.

Use of Non-GAAP Financial Information

The financial tables attached to this release include tables that present non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss), and non-GAAP net income (loss) per share. Such tables include a reconciliation of the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States. Our non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and

LeapFrog Enterprises, Inc.

from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

We believe that our non-GAAP financial measures provide useful information to investors because they allow investors to view our financial performance using measures that we use internally to assess our business. We believe that our non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that we exclude as we monitor our financial results and assess the performance of the business.

Adjusted EBITDA

EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation. Management believes that adjusted EBITDA is an appropriate measure for evaluating our operating performance because it represents a measure of the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic investments.

We have included adjusted EBITDA in the attached financial tables as well as a reconciliation of adjusted EBITDA to GAAP net income (loss). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, net income (loss) or other measures of financial performance prepared in accordance with GAAP.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

Non-GAAP net income (loss) represents net income (loss) plus stock-based compensation expense. Non-GAAP net income (loss) per share represents the foregoing non-GAAP net income (loss), divided by the weighted average number of shares used to calculate GAAP net income (loss) per share. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are an appropriate measure for evaluating our operating performance.

We have included non-GAAP net income (loss) and non-GAAP net income (loss) per share in the attached financial tables as well as a reconciliation of non-GAAP net income (loss) and non-GAAP net income (loss) per share to the most directly comparable GAAP measures: net income (loss) and net income (loss) per share. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be considered in addition to, not as a substitute for, or superior to, net income (loss) or other measures of financial performance prepared in accordance with GAAP.

About LeapFrog

LeapFrog Enterprises, Inc. is a leading designer, developer, and marketer of innovative, technology-based learning products and related proprietary content, dedicated to making learning effective and engaging for all ages, at home and in schools, around the world. LeapFrog has developed a family of learning platforms that come to life with an extensive library of software titles covering important subjects such as phonics, reading, writing, math, music, geography, social studies, spelling, vocabulary and science. In addition, the company has created a broad line of

LeapFrog Enterprises, Inc.

stand-alone educational products for children. LeapFrog’s award-winning products are available in four languages at major retailers in more than 44 countries around the world and in more than 100,000 classrooms across the United States. The company was founded in 1995 and is based in Emeryville, California. NOTE: LEAPFROG, the LeapFrog logo, TAG, LEAPSTER, LEAPSTER EXPLORER and MY OWN LEAPTOP are trademarks or registered trademarks of LeapFrog Enterprises, Inc.

Forward-Looking Statements

Cautionary Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements, which relate to future events or our future financial performance and can be identified by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “poised,” “optimistic,” “reaffirm,” or the negative of these terms or other comparable terminology. Such forward-looking statements include statements regarding anticipated financial results (including anticipated sales, sales growth, profitability, earnings, net income, cash flows, gross margins, POS dollars, product awareness, retail distribution, and the efficiency of our operating structure) and regarding sales of new products, software and downloadable content sales, and the effectiveness of our Learning Path strategy. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, achievements or the timing of events to differ materially from those expressed or implied by such forward-looking statements, including risks related to highly changeable consumer preferences and toy trends, our ability to achieve anticipated sales levels, particularly with respect to newly-launched products, the overall economic environment and its effect on retail business, the seasonality of our business during the holiday season in particular, when most of our sales for the year occur, introductions of products that compete with our platforms by a variety of other companies, our ability to respond quickly and cost effectively to changes in manufacturing costs and in consumer demand for our products, and our ability to provide high-quality experiences to consumers with all of our products and services. These risks and other factors include those listed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our 2009 annual report on Form 10-K filed on February 22, 2010 and our quarterly report on Form 10-Q filed on July 28, 2010. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or the timing of any events. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:	Media:

Karen Sansot	Rebecca Weill
Investor Relations	Media Relations
(510) 420-4803	(510) 596-5468

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$137,955	$111,906	$242,775	$191,197
Cost of sales	79,969	64,119	149,610	116,583

Gross profit	57,986	47,787	93,165	74,614

Operating expenses:
Selling, general and administrative	18,699	21,738	57,556	62,135
Research and development	8,359	7,387	26,316	26,900
Advertising	11,728	7,107	19,781	13,608
Depreciation and amortization	2,958	2,485	8,504	8,023

Total operating expenses	41,744	38,717	112,157	110,666

Income (Loss) from operations	16,242	9,070	(18,992)	(36,052)

Other income (expense):
Interest income	62	108	176	456
Interest expense	(17)	(4)	(42)	(30)
Other, net	181	(864)	(1,203)	(1,632)

Total other income (expense)	226	(760)	(1,069)	(1,206)

Income (Loss) before income taxes	16,468	8,310	(20,061)	(37,258)
Provision for (Benefit from) income taxes	679	1,092	288	(5,138)

Net income (loss)	$15,789	$7,218	$(20,349)	$(32,120)

Net income (loss) per share:
Class A and B – basic	$0.25	$0.11	$(0.32)	$(0.50)
Class A and B – diluted	$0.24	$0.11	$(0.32)	$(0.50)

Weighted average shares outstanding:
Class A and B – basic	64,433	64,106	64,271	63,873
Class A and B – diluted	65,319	64,262	64,271	63,873

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating activities:
Net income (loss)	$15,790	$7,218	$(20,349)	$(32,120)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,051	4,652	14,485	14,820
Unrealized foreign exchange (gain) loss	(592)	(100)	(336)	(1,668)
Deferred income taxes	18	(6,362)	79	(6,236)
Stock-based compensation expense	1,539	2,982	4,446	8,554
Impairment of investment in auction rate Securities	—	403	—	426
Loss on disposal of long-term assets	—	1,130	—	1,130
Allowance for doubtful accounts	(38)	93	292	(1,356)

Other changes in operating assets and liabilities:
Accounts receivable, net	(79,037)	(58,902)	10,228	35
Inventories	(36,228)	(8,254)	(54,802)	(13,812)
Prepaid expenses and other current assets	(72)	767	(2,968)	1,005
Other assets	144	(1,640)	1,185	(1,434)
Accounts payable	50,029	27,682	30,086	2,975
Accrued liabilities and deferred revenue	11,858	5,007	(6,642)	(13,225)
Long-term liabilities	419	5,365	487	(964)
Income taxes payable	(15)	764	282	400
Other	788	(53)	535	1,648

Net cash used in operating activities	(30,346)	(19,248)	(22,991)	(39,822)

Investing activities:
Purchases of property and equipment	(3,141)	(1,373)	(7,504)	(4,095)
Capitalization of product costs	(1,944)	(2,116)	(5,891)	(5,628)
Purchases of other intangible assets	—	(235)	(5,335)	(235)
Sale of investments	1,004	—	1,004	—

Net cash used in investing activities	(4,081)	(3,724)	(17,726)	(9,958)

Financing activities:
Proceeds from stock option exercises and employee stock purchase plans	337	36	1,170	77
Net cash paid for payroll taxes on restricted stock unit releases	(146)	(184)	(258)	(263)

Net cash provided by (used in) financing activities	191	(148)	912	(186)

Effect of exchange rate changes on cash	372	(176)	(8)	402

Net change in cash and cash equivalents	(33,864)	(23,296)	(39,814)	(49,564)
Cash and cash equivalents, beginning of period	55,662	52,833	61,612	79,101

Cash and cash equivalents, end of period	$21,798	$29,537	$21,798	$29,537

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,		December 31,
	2010	2009	2009
			(Audited)
Assets
Current assets:
Cash and cash equivalents	$21,798	$29,537	$61,612
Accounts receivable, net of allowances for doubtful accounts of $894, $1,389 and $1,119	136,818	92,323	147,378
Inventories	82,957	71,570	28,180
Prepaid expenses and other current assets	10,341	9,948	7,378
Deferred income taxes	2,292	3,182	2,066

Total current assets	254,206	206,560	246,614
Long-term investments	2,681	5,000	3,685
Deferred income taxes	959	511	1,263
Property and equipment, net	15,143	14,396	14,268
Capitalized product costs, net	14,476	15,083	14,917
Intangible assets, net	25,826	22,384	22,214
Other assets	1,937	3,643	3,034

Total assets	$315,228	$267,577	$305,995

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$88,327	$58,678	$58,263
Accrued liabilities	33,167	31,128	39,821
Income taxes payable	524	629	242

Total current liabilities	122,018	90,435	98,326

Long-term deferred income taxes	13,139	14,442	12,745
Other long-term liabilities	2,324	2,562	2,231

Stockholders’ equity:
Class A common stock – 139,500 shares authorized; outstanding 37,375, 36,881 and 36,894	4	4	4
Class B common stock – 40,500 shares authorized; outstanding 27,141, 27,141 and 27,141	3	3	3
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	385,487	375,205	380,040
Accumulated other comprehensive income (loss)	115	(271)	158
Accumulated deficit	(207,677)	(214,618)	(187,327)

Total stockholders’ equity	177,747	160,138	192,693

Total liabilities and stockholders’ equity	$315,228	$267,577	$305,995

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Supplemental Financial Information

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$137,955	$111,906	$242,775	$191,197
Cost of sales (1)	79,969	64,119	149,610	116,583

Gross profit	57,986	47,787	93,165	74,614

Operating expenses: (2) (3)
Selling, general and administrative	18,699	21,738	57,556	62,135
Research and development	8,359	7,387	26,316	26,900
Advertising	11,728	7,107	19,781	13,608
Depreciation and amortization	2,958	2,485	8,504	8,023

Total operating expenses	41,744	38,717	112,157	110,666

Income (Loss) from operations	16,242	9,070	(18,992)	(36,052)

Other income (expense):
Interest income	62	108	176	456
Interest expense	(17)	(4)	(42)	(30)
Other, net (4)	181	(864)	(1,203)	(1,632)

Total other income (expense)	226	(760)	(1,069)	(1,206)

Income (Loss) before income taxes	16,468	8,310	(20,061)	(37,258)
Provision for (Benefit from) income taxes	679	1,092	288	(5,138)

Net income (loss)	$15,789	$7,218	$(20,349)	$(32,120)

(1) Includes depreciation and amortization	2,093	2,167	5,981	6,797

(2) Includes stock-based compensation as follows:
Selling, general and administrative	1,274	2,601	3,522	7,455
Research and development	265	381	924	1,100

(3) Includes severance costs as follows:
Selling, general and administrative	(7)	(50)	437	779
Research and development	3	22	287	539

(4) Includes impairment of auction rate securities	(194)	403	(194)	426

Segment data:
Net sales:
U.S. segment	110,765	89,856	192,099	150,875
International segment	27,190	22,050	50,676	40,322
Income (Loss) from operations*:
U.S. segment	11,419	2,283	(23,429)	(42,495)
International segment	4,823	6,787	4,437	6,443

*

Certain corporate-level operating expenses associated with sales, marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Supplemental Disclosure Regarding Non-GAAP Financial Information

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and

GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
EBITDA RECONCILIATION:
Net income (loss) – GAAP	$15,789	$7,218	$(20,349)	$(32,120)

Interest expense	17	4	42	30
Provision for (Benefit from) income taxes	679	1,092	288	(5,138)
Depreciation and amortization	5,051	4,652	14,485	14,820

EBITDA – non-GAAP	21,536	12,966	(5,534)	(22,408)
Stock-based compensation	1,539	2,982	4,446	8,555

Adjusted EBITDA – non-GAAP	$23,075	$15,948	$(1,088)	$(13,853)

NON-GAAP NET INCOME (LOSS) RECONCILIATION:
Net income (loss) – GAAP	$15,789	$7,218	$(20,349)	$(32,120)
Stock-based compensation	1,539	2,982	4,446	8,555

Non-GAAP net income (loss)	$17,328	$10,200	$(15,903)	$(23,565)

Net income (loss) – GAAP	$15,789	$7,218	$(20,349)	$(32,120)
Shares outstanding – diluted	65,319	64,262	64,271	63,873

Net income (loss) per share – GAAP	$0.24	$0.11	$(0.32)	$(0.50)

Non-GAAP net income (loss)	$17,328	$10,200	$(15,903)	$(23,565)
Shares outstanding – diluted	65,319	64,262	64,271	63,873

Non-GAAP net income (loss) per share	$0.27	$0.16	$(0.25)	$(0.37)